SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of January 9, 2018, is entered into by and among Sterling Construction Company, Inc., a Delaware corporation (the “Borrower”), Wilmington Trust, National Association, as agent (the “Agent”) for the lenders identified on Schedule 2 to the Loan Agreement (as defined below) (the “Lenders”) and the Lenders, and with respect to Sections 4.2 and 4.3 hereto only, the Persons listed on the signature pages hereto as Guarantors (the “Guarantors” and, together with the Borrower, collectively, the “Loan Parties”). R E C I T A L S WHEREAS, the Borrower, the Guarantors, the Agent and the Lenders are parties to that certain Loan and Security Agreement, dated as of April 3, 2017, providing for certain extensions of credit to Borrower as provided therein (as amended prior to the date hereof, the “Existing Loan Agreement”; and the Existing Loan Agreement, as the same is amended hereby and may be further amended, supplemented or otherwise modified from time to time, including by this Amendment and the Waiver (as defined below), is referred to herein as the “Loan Agreement”); and WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Existing Loan Agreement and by execution of this Amendment, each of the undersigned is agreeing to certain amendments to the Existing Loan Agreement as more fully set forth herein; NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows: Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Loan Agreement. Unless otherwise indicated, all section references in this Amendment refer to sections of the Existing Loan Agreement. Section 2. Amendment to Loan Agreement. The Existing Loan Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as of the date set forth above as follows: 2.1 The Existing Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double underlined text (indicated textually in the same manner as the following example: double underlined text) as set forth in the pages of the Loan Agreement attached hereto as Annex I. 2.2 Each of Schedule 9(a), Schedule 9(b) and Schedule 9(c) of the Perfection Certificate is hereby amended, restated and updated in its entirety to read as set forth in Annex II and Annex III, respectively, attached hereto. KE 51033241.3

Section 3. Effectiveness. This Amendment shall become effective as of the date on which the following conditions precedent shall have been satisfied: 3.1 The Agent shall have received duly executed counterparts of this Amendment from Borrower, each Guarantor and each Lender required to execute such Amendment, in each case, party hereto. 3.2 The Agent shall have received the Waiver No. 1 to Loan and Security Agreement, effective as of December 30, 2017 (the “Waiver”), duly executed by Borrower, each Guarantor, Agent, and each Lender required to execute such Waiver. 3.3 The Loan Parties shall pay to the Agent and Lenders, in each case, all costs and expenses described in Section 4.8 hereof. 3.4 The representations and warranties set forth in Section 4.2 hereof must be true and correct in all material respects (without duplication of materiality qualifiers) as of the date hereof. Section 4. Miscellaneous. 4.1 Confirmation. The provisions of the Existing Loan Agreement, as amended by this Amendment, and each other Loan Document shall remain in full force and effect following the effectiveness of this Amendment and are hereby ratified and confirmed as so amended. This Amendment shall not constitute a novation or satisfaction and accord of the Loan Agreement and/or other Loan Document, but shall constitute an amendment thereof. Each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment, and each reference herein or in any other Loan Document to the “Loan Agreement” shall mean and be a reference to the Loan Agreement as amended and modified by this Amendment. 4.2 Ratification and Affirmation of Loan Party Obligations; Representations and Warranties of the Loan Parties. Each of the Loan Parties hereby (a) acknowledges the terms of and consents to this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, including as expressly amended hereby, and the Loan Agreement and the other Loan Documents shall constitute the legal, valid, binding and enforceable obligations of such Loan Party party thereto; and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of this Amendment. Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as 2 KE 51033241.3 accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby. 4.3 Reaffirmation of Guarantor Obligations. Each Guarantor consents to the execution and delivery by Borrower and the other Loan Parties of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Loan Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of Borrower or any other Loan Party to the Lenders or any other obligation of Borrower or any other Loan Party, or any actions now or hereafter taken by the Agent or the Lenders with respect to any obligation of Borrower or any other Loan Party, the Guaranty to which such Guarantor is a party (a) is and shall continue to be a primary obligation of such Guarantor, (b) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment and (c) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the Guaranty to which such Guarantor is a party. 4.4 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof; provided that, upon request of any party hereto, such facsimile or electronic transmission shall be promptly followed by the original thereof. 4.5 NO ORAL AGREEMENT. THIS AMENDMENT, THE EXISTING LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. 4.6 GOVERNING LAW. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. 3 KE 51033241.3

4.7 Effect of This Agreement. This Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document in similar or different circumstances. This Amendment shall constitute a Loan Document for all purposes of the Loan Agreement. 4.8 Payment of Expenses. In accordance with Section 11.03 of the Loan Agreement, the Borrower agrees to pay or reimburse the Agent and the Lenders for all of their costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, costs and expenses of counsel to each of the Agent and the Lenders. 4.9 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 4.10 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. [SIGNATURE PAGES FOLLOW] 4 KE 51033241.3

Annex I Amended Loan Agreement A-1 KE 51033241.3

“Event of Default” shall have the meaning set forth in Article 9 of this Loan Agreement. “Event of Loss” shall mean the theft, loss, physical destruction or damage, seizure, taking or similar event with respect to any property or assets owned by any Loan Party or any of its Subsidiaries which results in the receipt by any Loan Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason thereof, whether by a third party or any Governmental Authority. “Excluded Accounts” shall mean those deposit or other bank accounts that are used (a) solely by the Loan Parties to fund payroll, (b) to cash collateralize letter of credit obligations in the aggregate amount outstanding at any time not to exceed $5,000,000 and (c) solely as a cash management account for Project Specific JVs to fund the initial capitalization of project costs or the ongoing operational costs of the project for which such Project Specific JV was created or formed. “Excluded Property” means the “Collateral Security” as defined in each of those certain Deeds of Trust, Security Agreements, Assignments of Rents and Financing Statements, dated as of March 11, 2016, granted by Texas Sterling Construction Co. in favor of Christopher B. Welsh, Trustee, for the benefit of RHB LLC and Myers for property commonly known as (a) 3475 High River Rd., Fort Worth, Texas 76115, (b) 20800 Fernbush Lane, Houston, Texas 77073, (c) St. Hedwig Rd., San Antonio, Texas 78220 and (d) 5638 FM 1346, San Antonio, Texas 78220. “Excess Cash Flow” shall mean for any fiscal quarter (or other period specified herein) of the Borrower, the excess, if any, of (a) the sum of (i) Consolidated EBITDA for such period plus (ii) proceeds received by the Loan Parties or any of its Subsidiaries from Transfers (except, in each case and without duplication, to the extent any such proceeds (A) arise from the Permitted Dispositions and/or the NTTA Matter and are used to prepay the Loans pursuant to Section 2.02(d)(i)(B) or (B) are used to prepay the Loans, are reinvested or otherwise remain available to be reinvested pursuant to Section 2.02(d)(ii)(C)), minus, (b) without duplication (and only to the extent added back or not deducted in determining Consolidated EBITDA for such period): (i) Consolidated Interest Expense (excluding any Consolidated Interest Expense associated with intercompany Indebtedness) paid in cash by the Loan Parties or any of its Subsidiaries (other than interest income), minus (ii) the aggregate amount actually paid by the Loan Parties or any of its Subsidiaries in cash before the date the Excess Cash Flow payment for such period is actually made (provided that any amount so deducted in respect of any period is not also deducted in respect of any subsequent period) on account of taxes accrued in respect of such period based on income of the Loan Parties or any of its Subsidiaries (other than Tax refunds, credits and benefits), minus (iii) the aggregate amount actually paid by the Loan Parties or any of its Subsidiaries in cash before the date the Excess Cash Flow payment for such period is actually made (provided that any amount so deducted in respect of any period is not also deducted in respect of any subsequent period) on account of Consolidated Capital Expenditures to the extent paid in cash (but excluding the principal amount of Loans or other Indebtedness incurred in connection with such expenditures, any such expenditures financed with the proceeds of any issuance of Equity Securities or any amount reinvested pursuant to Section 2.02(d)(ii)(C)) and any such expenditures financed with insurance proceeds related to any Event of Loss), minus (iv) any extraordinary, unusual, non-recurring or non-operating cash loss or expense paid or incurred by the Loan Parties or any of its Subsidiaries during such period, minus (v) any internally generated cash paid by the Loan Parties or any of its Subsidiaries in connection with the Closing Date Acquisition, the Transactions and/or any other acquisition permitted hereunder; and 8 KE 46048467.851041480.3

“Interest Rate Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure associated with the Loan Parties’ and their respective Subsidiaries’ operations, and (b) not for speculative purposes. “Investment” shall mean the purchase, acquisition or beneficial ownership of any Equity Securities, or any obligations, Indebtedness or other interest in, or all or substantially all of the assets of, any Person, or the making of any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person. “IRC” shall mean the Internal Revenue Code of 1986, as in effect from time to time, and regulations promulgated thereunder. “Joinder Requirements” shall have the meaning given such term in Section 6.10. “Landlord Waiver” shall mean the Landlord Waiver substantially in the form attached as Exhibit C hereto. “Lending Office” shall have the meaning given such term in the definition of Excluded Taxes. “LIBOR Rate” shall mean for any Interest Period, (i) the rate per annum appearing on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBOR Rate”) for deposits with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Agent (acting at the direction of the Required Lenders) or the Required Lenders to be the offered rate on such other page or other service which displays the LIBO Rate for deposits with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided, that, the LIBOR Rate shall not be less than 1.00% per annum. “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Code or comparable law of any jurisdiction. “Loan”, “Loans” or “Term Loan” or “Term Loans” shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender pursuant to this Loan Agreement as set forth in Article 2 hereof. “Loan Agreement” shall mean this Loan and Security Agreement, as amended, restated, amended and restated, modified or supplemented from time to time. “Loan Documents” shall mean, collectively, the Loan Agreement, the Guaranty, the Pledge Agreement, the Notes, the Intellectual Property Security Agreements, the Perfection Certificate, the Landlord Waivers, the Mortgages, the Agent Fee Letter, the Fee Letter, the Collateral Agency Agreement, any Subordination Agreement, and the other documents or agreements executed in connection herewith or therewith including any other collateral or security document or agreement executed by a Loan Party in favor of Agent, for the benefit of the Agent and the Lenders, in each case, as amended, restated, amended and restated, modified or supplemented from time to time. “Loan Party” shall have the meaning given such term in the recitals hereof. “Loan Party Registered Intellectual Property” shall have the meaning given such term in Section 5.15. “Loan Party Intellectual Property” shall have the meaning given such term in Section 5.15. 12 KE 46048467.851041480.3

“Loan Party Intellectual Property Licenses” shall have the meaning given such term in Section 5.15. “Loan Percentage” shall mean, with respect to a Lender, the percentage of each Loan specified opposite such Lender’s name on Schedule 2 hereto. “LTIP” shall mean the Borrower’s 2017 Incentive Compensation Plan, as approved by the stockholders of the Borrower, as amended, restated or otherwise modified from time to time so long as such amendment, restatement or modification is approved by the requisite vote of the stockholders of the Borrower, to the extent required by applicable law or the organizational documents of the Borrower. “Make-Whole Amount” shall mean, on any date of prepayment of all or any portion of a Loanthe Loans, an amount in cash equal to (a) the present value, as determined by the Agent (acting at the direction of the Required Lenders) or the Required Lenders in consultation with the Borrower, of all required interest payments (calculated at the Default Rate if such Make-Whole Amount is due as a result of an acceleration of the Loans) due on the portion of the Loans that are prepaid from the date of prepayment through and including the second anniversary of the Closing Date plus (b) the prepayment premium that would be due under Section 2.02(e) if such prepayment were made on the first date after the second anniversary of the Closing Date, in each case, discounted to the date of prepayment on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate plus 0.50%. “Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, performance, operations or financial or other condition of the Loan Parties and their respective Subsidiaries, taken as a whole; (ii) the ability of the Loan Parties and their respective Subsidiaries to pay or perform the Obligations in accordance with the terms of this Loan Agreement and the other Transaction Documents and to avoid an Event of Default under any Transaction Document; (iii) the legality, validity, enforceability, perfection or priority of the Liens of Agent upon the Collateral; (iv) the Collateral or its value; or (v) the rights and remedies of any Lender under this Loan Agreement and the other Transaction Documents. “Material Indebtedness” shall mean, with respect to any Person, Indebtedness (other than the Obligations) of such Person in an aggregate principal amount exceeding $5,000,000. “Material Titled Assets” shall have the meaning given such term in Section 6.08(a). “Minority Subsidiary” shall mean any entity in which a Person, directly or indirectly, beneficially owns 50% or less of the Equity Securities. “Mortgages” shall mean all mortgages, deeds of trust, or deeds to secure debt, as applicable, delivered with respect to the Real Property substantially in the form of Exhibit M (with such changes as are reasonably approved by the Required Lenders to account for local law matters), as they may be amended, supplemented or otherwise modified from time to time. “Multiemployer Plan” shall mean any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or with respect to which any Loan Party or ERISA Affiliate has or could reasonably be expected to have any liability or obligation. “Myers” shall have the meaning given such term in the definition of “Affiliated Entity.” “Negotiable Collateral” shall mean letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code). “Net Cash Proceeds” shall mean (a) in connection with any Transfer or Event of Loss, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be 13 KE 46048467.851041480.3 compensation and other types of social security (excluding Liens arising under ERISA); (xiv) easements, rights of way, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such property for the purposes of which such property is held or materially impair the value of such property subject thereto; (xv) Liens securing the Indebtedness described in clause (xiii) of the definition of Permitted Indebtedness; and (xvi) any other Liens approved by the Required Lenders. “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a Governmental Authority. “Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA maintained for employees of a Loan Party or any such Plan to which a Loan Party is required to contribute or has or could reasonably be expected to have any liability or obligation (other than a Multiemployer Plan). “Pledge Agreement” shall mean that certain Pledge Agreement in favor of the Agent, for the benefit of the Agent and the Lenders, executed by the Loan Parties party thereto, in form and substance reasonably satisfactory to the Lenders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Pledged Companies” shall mean each Person listed on Schedule 9(a) of the Perfection Certificate as a “Pledged Company” or “Pledged Issuer”, together with each other Person, all or a portion of whose Equity Securities are acquired or otherwise owned by a Loan Party after the Closing Date. As of the Closing Date, Pledged Companies shall not include (y) RHB LLC, a Nevada limited liability company, or (z) Sterling Hawaii Asphalt, LLC, a Hawaii limited liability company; provided, that if at any time either RHB LLC and/or Sterling Hawaii Asphalt, LLC becomes, or is required to become, a Required Guarantor Party or the Borrower is otherwise able to cause the Equity Securities in such entity to be pledged, in each case, pursuant to the terms of the Loan Documents, such entity shall automatically and immediately be included in the term “Pledged Companies.” “Pledged Operating Agreements” shall mean all of each Loan Party’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies. “Pledged Partnership Agreements” shall mean all of each Loan Party’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships. “Pledged Shares” shall have the meaning given such term in the Pledge Agreement. “Prepayment Premium” shall mean : (i) in the case of prepayments made pursuant to Section 2.02(d) (other than pursuant to Section 2.02(d)(i)(B) or Section 2.02(d)(iii)),), which are covered in subclauses (ii) and (iii) below, respectively), (a) with respect to a prepayment of all or any portion of a Loan occurring on or prior to the second anniversary of the Closing Date, the Make-Whole Amount, (b) with respect to a prepayment of all or any portion of a Loan occurring after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, 5.00% of the aggregate principal amount (including any interest, fees or amounts added to principal) of the Loans held by such Lender that is being prepaid, (c) with respect to a prepayment of all or any portion of a Loan occurring after the third anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date, 2.50% of the aggregate principal amount (including any interest, fees or amounts added to principal) of the Loans held by such Lender that is being prepaid, or (d) with respect to a prepayment of all or any portion of a Loan after the fourth anniversary of the Closing Date and thereafter, 0.00% of the aggregate principal amount of the Loans held by such Lender that is being prepaid, (ii) in the case of prepayments made pursuant to Section 2.02(d)(i),)(B) or in accordance with clause (vi) of Schedule 3 hereto, 1.00% of the aggregate principal amount (including any interest, fees or amounts added to principal) of the Loans held by such Lender that is being prepaid, or 18 KE 46048467.851041480.3

(iii) (a) in the case of prepayments made pursuant to Section 2.02(d)(iii)(A), 1.00% of the aggregate principal amount (including any interest, fees or amounts added to principal) of the Loans held by such Lender that is being prepaid, or (b) in the case of prepayments made pursuant to Section 2.02(d)(iii)(C) or in accordance with clause (vi) of Schedule 3 hereto,), 3.00% of the aggregate principal amount (including any interest, fees or amounts added to principal) of the Loans held by such Lender that is being prepaid. “Project Specific JVs” shall mean any project-specific joint ventures, whether created through a contractual arrangement or the ownership of Equity Securities, by a Loan Party or any of its Subsidiaries, including any such project-specific joint ventures described in the Borrower’s SEC filings pursuant to which a partner of such Project Specific JV acts as a sponsor or manager but may not hold Equity Securities in such Project Specific JV. “PTO” shall mean the United States Patent and Trademark Office. “Qualified ECP Guarantor” shall mean, in respect of any Swap Agreement, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Agreement or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Agreement at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Real Property” shall mean all right, title and interests in and to a parcel of real property, land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interest appurtenant thereto, owned, leased or operated by Borrower or its Subsidiaries, including such described on the Perfection Certificate. “Recipient” shall mean (a) the Agent and (b) any Lender. “Record” shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form. “Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the Closing Date, by and among the Borrower and the holders of the Warrant(s), as amended, restated, amended and restated, modified or supplemented from time to time. “Required Guarantor Party” shall have the meaning given such term in Section 6.10. “Required Lenders” shall mean, at any time, Lenders having Term Loans representing more than 50% of the aggregate outstanding Term Loans at such time. “Requirement of Law” applicable to any Person shall mean (i) any Governmental Rule applicable to such Person, (ii) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person and (iii) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Responsible Officer” shall mean the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller or other similar officer of the Loan Parties or, solely where applicable, their respective Subsidiaries, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller, comptroller, vice president finance or other similar officer of such Loan Parties or solely, where applicable, their respective Subsidiaries. “Restricted Payment” shall have the meaning given such term in Section 7.04. “RHB Inc.” shall have the meaning given such term in the definition of “Affiliated Entity.” 19 KE 46048467.851041480.3

different Interest Period, the same Interest Period shall be used to determine the LIBOR Rate for the immediately succeeding Interest Period. If the Borrower provides written notice electing a new Interest Period, then such new Interest Period and the corresponding LIBOR Rate shall be used. (c) Payments of Principal. The principal amount of the Term Loan shall be repaid in full in cash on the Termination Date. (d) Prepayment. (i) Voluntary Prepayment with Proceeds from. (A) the (A) General. Upon ten (10) Business Days’ prior written notice to Agent and the Lenders, Borrower may, at its option, prepay all or any part of the remaining unpaid payments on the Loans, in principal amounts not less than $1,000,000 and in $1,000,000 increments in excess thereof, at a prepayment price equal to (A) the principal amount of the Loans being prepaid, plus (B) accrued and unpaid interest thereon through and including the date of such prepayment, plus (C) the applicable Prepayment Premium, plus (D) any other amounts then due to Agent and Lenders. All repayments or prepayments under this Section 2.02(d)(i)(A) shall be subject to any Prepayment Premium set forth in Section 2.02(e), but shall otherwise be prepaid without premium or penalty. Interest on the principal amount prepaid shall be payable on any date that a repayment is made hereunder through the date of repayment. (B) Permitted Dispositions and/or NTTA Matter. Upon ten (10) Business Days’ prior written notice to Agent and the Lenders, Borrower may, at its option, use the proceeds arising from the Permitted Dispositions and/or the NTTA Matter to make one or more prepayments on the Loans, in principal amounts not less than $1,000,000 and in $1,000,000 increments in excess thereof, up to an amount not to exceed $30,000,000 in the aggregate, at a prepayment price equal to (A) the principal amount of the Loans being prepaid, plus (B) accrued and unpaid interest thereon through and including the date of such prepayment, plus (C) the applicable Prepayment Premium, plus (D) any other amounts then due to Agent and Lenders. The notice of prepayment shall state the amount of principal to be prepaid under the Loan. All repayments or prepayments under this Section 2.02(d)(i)(B) shall be subject to any Prepayment Premium set forth in Section 2.02(e), but shall otherwise be prepaid without premium or penalty. Interest on the principal amount prepaid shall be payable on any date that a repayment is made hereunder through the date of repayment. (C) Voluntary Prepayment Notice. The Borrower shall deliver to the Agent and the Lenders notice of each prepayment of Loans in whole or in part pursuant to this Section 2.02(d)(i)(C) not less than ten (10) Business Days (or such shorter period agreed to by the Required Lenders) prior to the date such prepayment shall be made. Each notice of prepayment shall specify the proposed prepayment date, the principal amount of each Loan (or portion thereof) to be prepaid and the calculation of the total amount of such prepayment proposed to be made in accordance with this Section 2.02(d)(i) and indicate whether such voluntary prepayment is being made pursuant to Section 2.02(d)(i)(A) or Section 2.02(d)(i)(B). (D) Officer’s Certificate. The Borrower shall deliver to the Agent and the Lenders, at the time of each prepayment required under this Section 2.02(d)(i), a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail 23 KE 46048467.851041480.3 the calculation of the amount of such prepayment (and the Agent shall promptly provide the same to each Lender). (E) Prepayment Premium. All prepayments under this Section 2.02(d)(i) shall be subject to any Prepayment Premium set forth in Section 2.02(e) and be accompanied by accrued and unpaid interest on the principal amount prepaid through the date of prepayment. (ii) Mandatory Prepayment. To the extent that, immediately after the prepayment of the Loans, the applicable Net Cash Proceeds are not needed by the Borrower to be in pro forma compliance with Section 6.17(b) during the immediately succeeding four fiscal quarters following the required date of prepayment arising under this Section 2.02(d)(ii) with respect to the applicable event(s) described below: (A) Debt Issuances. Within one (1) Business Day of receipt by any Loan Party or any of its Subsidiaries (other than Project Specific JVs) of proceeds from any Indebtedness other than Permitted Indebtedness, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Indebtedness received by the Loan Parties or any of its Subsidiaries (except that with respect to any Affiliated Entities, only to the extent of the Net Cash Proceeds received by the Loan Parties). (B) Issuances of Equity Securities. Within one (1) Business Day of receipt by any Loan Party or any of their Subsidiaries (other than Project Specific JVs) of proceeds from any issuance of any Equity Securities (other than (I) an issuance of Equity Securities the proceeds of which shall be used substantially concurrently with the consummation of, and to finance, a Permitted Acquisition, or (II) distributions by a Loan Party, a Subsidiary of a Loan Party, an Affiliated Entity or a Minority Subsidiary to a Loan Party or a Subsidiary of a Loan Party that is a Guarantor), the Borrower shall prepay the Loans in an aggregate amount equal to 50% of the Net Cash Proceeds of such issuance of Equity Securities received by the Loan Parties or any of its Subsidiaries (except that with respect to any Affiliated Entities or Minority Subsidiaries, only to the extent of the Net Cash Proceeds received by the Loan Parties). (C) Transfers or Events of Loss. To the extentWithin five (5) Business Days of the date of receipt by any Loan Party or any of its Subsidiaries (other than Project Specific JVs) of any Net Cash Proceeds received in connection with any Transfer (other than Transfers permitted by Sections 7.02(i) through (iii)) or any Event of Loss are received by a Loan Party or any of its Subsidiaries (other than Project Specific JVs) and are not used to purchase, replace, substitute, restore or acquire fixed or capital assets of the Loan Parties or any of its Subsidiaries (other than Project Specific JVs) within 180 days of the receipt of such Net Cash Proceeds, on the 181st day occurring after the receipt of such Net Cash Proceeds, the, Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds received by the Loan Parties or any of its Subsidiaries (except that with respect to any Affiliated Entities, only to the extent of the Net Cash Proceeds received by the Loan Parties); provided that,, however, that with respect to any such Net Cash Proceeds received by a Loan Party or any of its Subsidiaries (other than Project Specific JVs), all or any portion of such Net Cash Proceeds may be used to purchase, replace, substitute, restore or acquire fixed or capital assets of the Loan Parties or any of its Subsidiaries (other than Project Specific JVs) within 180 days of the receipt of such Net Cash Proceeds, subject to an aggregate cap of Ten Million Dollars ($10,000,000) per fiscal year for any such Net Cash Proceeds that are being reinvested in accordance with this proviso; provided further that, (I) any such Net Cash Proceeds not so applied in accordance 24 KE 46048467.851041480.3 with the immediately preceding proviso or (II) after the occurrence and during the continuance of an Event of Default, any Net Cash Proceeds received in connection with any such Transfer or any such Event of Loss, in each case, shall be promptly used to prepay the Loans (such prepayment to be applied as set forth in Section 2.02(d)(ii)(E) below) and the Loan Parties and their respective Subsidiaries (other than Project Specific JVs) shall not have, or no longer have, the right to reinvest such Net Cash Proceeds; provided, further that, any Net Cash Proceeds subject to reinvestment in accordance with the terms of this Section 2.02(d)(ii)(C) shall be subject to an aggregate cap of Ten Million Dollars ($10,000,000) per fiscal year. (D) Extraordinary Receipts. Within one (1) Business Day of the date of receipt by a Loan Party or any of its Subsidiaries (other than Project Specific JVs) of any Extraordinary Receipts in excess of One Million Dollars ($1,000,000) in the aggregate during the term of this Loan Agreement, Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.02(d)(ii)(E) in an amount equal to 100% of such Extraordinary Receipts received by the Loan Parties or any of its Subsidiaries (except that with respect to any Affiliated Entities, only to the extent of the Net Cash Proceeds received by the Loan Parties), net of any reasonable expenses incurred in collecting such Extraordinary Receipts. (E) Application of Mandatory Prepayments. Amounts to be applied in connection with prepayments made pursuant to Section 2.02(d)(ii) shall be applied to the prepayment of the Term Loans in accordance with Section 2.04(d). Each prepayment of the Loans under this Section 2.02(d)(ii) shall be accompanied by accrued and unpaid interest to the date of such prepayment on the amount prepaid. (F) Mandatory Prepayment Notice. The Borrower shall deliver to the Agent and the Lenders notice of each prepayment of Loans in whole or in part pursuant to Section 2.02(d)(ii)(F) not less than ten (10) Business Days (or such shorter period agreed to by the Required Lenders) prior to the date such prepayment shall be made. Each notice of prepayment shall specify the proposed prepayment date, the principal amount of each Loan (or portion thereof) to be prepaid and the calculation of the total amount of such prepayment proposed to be made in accordance with this Section 2.02(d)(ii) and indicate whether such prepayment is being made pursuant to Section 2.02(d)(ii)(A), Section 2.02(d)(ii)(B), Section 2.02(d)(ii)(C), or Section 2.02(d)(ii)(D). (G) Officer’s Certificate. The Borrower shall deliver to the Agent and the Lenders, at the time of each prepayment required under this Section 2.02(d)(ii), a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment (and the Agent shall promptly provide the same to each Lender). (H) Prepayment Premium. All prepayments under this Section 2.02(d)(ii) shall be subject to any Prepayment Premium set forth in Section 2.02(e) and be accompanied by accrued and unpaid interest on the principal amount prepaid through the date of prepayment. (iii) Offer to Prepay Loans with Excess Cash Flow. (A) Excess Cash Flow. Within two (2) Business Days after the date on which the Borrower files (or, if earlier, is required to file) its Form 10-Q or Form 10-K, as applicable, with the SEC, relating to the immediately preceding fiscal quarter (such date, the “ECF Prepayment Offer Date”), commencing with the first full fiscal quarter ending after the Closing Date and for every fiscal quarter thereafter, 25 KE 46048467.851041480.3 by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally. All action by any Loan Party reasonably necessary to perfect such security interest on each item of Intellectual Property constituting Collateral has been duly taken. (f) No Loan Party Intellectual Property License requires any consent of any other Person that has not been obtained or waived in order for the applicable Loan Party to such license to grant the security interest granted hereunder in such Loan Party’s right, title or interest in or to such Loan Party Intellectual Property License. Section 5.16. Subsidiaries; Affiliates; Capitalization; Solvency. (a) No Loan Party has any direct or indirect Subsidiaries nor does any Loan Party own any Equity Securities except for Permitted Investments or as set forth on Schedule 9(ba) of the most recent Perfection Certificate delivered to the Agent and the Lenders. (b) Each Loan Party is the record and beneficial owner of all of the issued and outstanding Equity Securities of each of the Subsidiaries listed on Schedule 9(ba) of the most recent Perfection Certificate delivered to the Agent and the Lenders as being owned by such Loan Party and there are no proxies, irrevocable or otherwise, with respect to such Equity Securities, and no Equity Securities of any of the Loan Parties or their respective Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Loan Party or Subsidiary is or may become bound to issue additional Equity Securities or securities convertible into or exchangeable for such Equity Securities. (c) The issued and outstanding Equity Securities of each Loan Party (other than the Borrower) are directly and beneficially owned and held by the Persons indicated on Schedule 9(ba) to the Perfection Certificate, and in each case all of such Equity Securities have been duly authorized and are fully paid (to the extent required by the Charter or other organizational documents of the applicable Loan Party) and non-assessable (except as such non-assessibility may be affected by applicable state law), free and clear of all Liens of any kind, except with respect to the security interest therein granted to Agent pursuant to the terms of this Loan Agreement and the other Loan Documents and restrictions on transfer arising under applicable federal and state securities laws. As of the Closing Date, the Equity Securities of RHB Inc. owned by Borrower are uncertificated. (d) As of the Closing Date, after giving effect to the consummation of the Transactions on the Closing Date, including the making of the Loans under this Loan Agreement on the Closing Date, and after giving effect to the application of the proceeds of such Loans, the Loan Party and their respective Subsidiaries, taken as a whole, are Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of the Lenders and the other transactions contemplated hereunder or under the Transaction Documents. Section 5.17. Use of Proceeds. The proceeds of the Loans shall be used to repay existing debt, fund the Closing Date Acquisition, pay related fees and expenses, and for working capital. Section 5.18. Regulatory Compliance. No Loan Party is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Loan Party is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Loan Party has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower, any Guarantor, nor any of their respective Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. No Loan Party has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Effect on its business. Each Loan Party and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations 40 KE 46048467.851041480.3 the part of such former Agent or any of the parties to this Loan Agreement. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Loan Documents shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent and Agent’s resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Loan Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Section 10.14. Other Agent Designation. Oaktree may at any time and from time to time determine that a Lender may, in addition, be a “Co-Agent”, “Syndication Agent”, “Documentation Agent”, “Agent”, “Control Agent” or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Loan Agreement. Any such designation shall be effective upon written notice by Agent or Oaktree to the Borrower of any such designation. Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent, Control Agent or such similar designation by Oaktree shall have no right, power, obligation, liability, responsibility or duty under this Loan Agreement or any of the other Loan Documents other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent, Control Agent or such similar designation in deciding to enter into this Loan Agreement or in taking or not taking action hereunder. Section 10.15. Release of Collateral. Each Lender hereby consents to the release and hereby directs Agent to release (or in the case of clause (b)(ii) below, release or subordinate) the following: (a) any Guarantor if all of the Equity Securities of such Subsidiary owned by any Loan Party is sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a valid waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to any Loan Document; and (b) any Lien held by Agent for the benefit of the Agent and the Lenders against (i) any Collateral that is sold or otherwise disposed of by a Loan Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any Collateral subject to a Lien that is expressly permitted under clause (v) or (vi) of the definition of the term "Permitted Lien" and (iii) all of the Collateral and all Loan Parties, upon (A) payment in full in cash of all of the Obligations that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable and (B) receipt by Agent and Lenders of liability releases from the Loan Parties in form and substance acceptable to Agent (acting at the direction of the Required Lenders).); and (c) any Lien held by Agent for the benefit of the Agent and the Lenders against any Collateral that is Transferred pursuant to Section 7.02(iii) hereof, in an aggregate amount not to exceed One Million Dollars ($1,000,000) in any fiscal quarter commencing with the fiscal quarter ending March 31, 2018. Upon request by the Agent at any time, the Required Lenders will confirm the Agent's authority to release its interest in any particular item of Collateral pursuant to this Section 10.15. Section 10.16. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any applicable Requirements of Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time without notice to any Loan Party or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Loan Parties (regardless of whether such balances are then due to the Loan Parties) and any other properties or assets at any time held or owing by that Lender or that holder 62 KE 46048467.851041480.3

Consolidated Capital Expenditures per fiscal year.1 Any such prepayment of the Loans made pursuant to this clause (vi) shall be paid together with any accrued and unpaid interest to the date of such prepayment on the amount so prepaid, plus, notwithstanding the terms of the Loan Agreement, any applicable Prepayment Premium that would have been applicableset forth in the event a prepayment of the Loans is made pursuant to Section 2.02(d)(iii)(C).e) of the Loan Agreement. (vii) Prepaying the Loans with proceeds from the issuance of any Equity Securities in accordance with the terms and conditions set forth in Section 2.02(d)(ii)(B) of the Loan Agreement. The satisfaction of any one or more of the actions described in the foregoing clauses (i)-(vii) such that the Collateral Enhancement Requirement is achieved shall not result in an Enhanced Rate Adjustment as described in the Loan Agreement; provided, however, that the failure to satisfy the Collateral Enhancement Requirement to the fullest extent possible on or prior to the first anniversary of the Closing Date shall, upon the written election of the Required Lenders to the Agent, result in the application of the Enhanced Rate Adjustment based on the Achieved Collateral Enhancement Value; provided, further, that the Loan Parties’ failure to satisfy, or continue to satisfy, the Collateral Enhancement Requirement after the first anniversary of the Closing Date shall subject the Loan Parties to the Enhanced Rate Adjustment for so long as the Loan Parties are unable to satisfy the Collateral Enhancement Requirement. 1 For purposes of this clause (vi), Consolidated EBITDA for the trailing four fiscal quarter period ending March 31, 2017 through June 30, 2018 shall be deemed to be the Consolidated EBITDA amount below set forth opposite the applicable fiscal quarter: Fiscal Quarter Ending: Consolidated EBITDA March 31, 2017 $27,300,000 June 30, 2017 $31,700,000 September 30, 2017 $34,800,000 December 31, 2017 $36,300,000 March 31, 2018 $39,000,000 June 30, 2018 $42,000,000 Schedule 3 KE 46048467.851041480.3

Annex II Perfection Certificate Schedule 9(a) and 9(b) A-2 KE 51033241.3

Schedule 9(a) and (b) Investment Property Issuer Record Owners Pledged Issuer Certificate Type of Shares/Units No. of % (Y/N) Number Organization of Interest Shares Owned Owned Outstand ing Texas Sterling Construction Co. Sterling Yes 2 Corporation 100 100 100% Construction Company, Inc. Texas Sterling - Banicki, JV Texas Sterling Yes N/A Limited liability 50% 100% 50% LLC Construction Co. company J. Banicki 50% Construction, Inc. Road and Highway Builders Sterling Yes N/A Corporation 500 1,000 50% Inc. Construction Company, Inc. Road and Highway Builders of Sterling Yes 3 Corporation 10,000 10,000 100% California, Inc. Construction Company, Inc. Ralph L. Wadsworth Sterling Yes N/A Limited liability 100% 100% 100% Construction Company, LLC Construction company Company, Inc. J. Banicki Construction, Inc. Ralph L. Yes 7 Corporation 100,000 100,000 100% Wadsworth Construction Company, LLC Ralph L. Wadsworth Sterling Yes N/A Limited 99% 100% 100% Construction Co. LP Construction partnership

Company, Inc. Ralph L. 1% Wadsworth Construction Company, LLC Myers & Sons Construction, Sterling Yes N/A Limited 50% 100% 50% L.P. Construction partnership Company, Inc. Road and Highway Builders, Sterling No N/A Limited liability 50% 100% 50% LLC Construction company Company, Inc. Sterling Hawaii Asphalt, LLC Sterling No N/A Limited liability 50% 100% 50% Construction company Company, Inc. Tealstone Commercial, Inc. Sterling Yes 15 Corporation 2,000 2,000 100% Construction Company, Inc. Tealstone Residential Concrete, Sterling Yes 15 Corporation 2,000 2,000 100% Inc. Construction Company, Inc.

Annex III Perfection Certificate Schedule 9(c) A-3 KE 51033241.3

Corporate Structure: Sterling Construction Company, Inc.



Borrower
Wholly-owned Subsidiaries
Non-Wholly-owned Entities
Tealstone Entities
Sterling Construction Company, Inc. (DE)
100% Sterling Construction Company, Inc.
Tealstone Residential Concrete, Inc. (TX)
100% Sterling Construction Company, Inc.
Tealstone Commercial, Inc. (TX)
100% Sterling Construction Company, Inc.
Road and Highway Builders of California, Inc. (CA)
100% Sterling Construction Company, Inc.
Texas Sterling Construction Co. (DE)
100% Sterling Construction Company, Inc.
Ralph L. Wadsworth Construction Company, LLC (UT)
100% RLW, LLC
J. Banicki Construction Company, Inc. (AZ)
55% Texas Sterling Construction Co.
Texas Sterling – Banicki, JV LLC (TX)
45% J. Banicki Construction, Inc.
50% Sterling Construction Company, Inc.
50% Richard H. Buenting
Road and Highway Builders, LLC (NV)
50% Sterling Construction Company, Inc.
50% Richard H. Buenting
Road and Highway Builders, Inc. (NV)
50% Sterling Construction Company, Inc.
50% Richard H. Buenting
Sterling Highway Asphalt, LLC (HI)
50% Sterling Construction Company, Inc.
Myers Family 49%1
Myers & Sons Construction, L.P. (CA)
99% Sterling Construction Company, Inc.
1% Ralph L. Wadsworth Construction Company, LLC
Ralph L. Wadsworth Construction Co. LP (CA)
Myers & Sons Construction, LLC. (CA)
100%, MSC, L.P.

1 C and J Myers, Inc. (GP) – 1%
Clinton Charles Myers, Trustee of the Myers Family 2011 Trust dtd.3/17/2011 – 27%
Clinton W. Myers – 22%

Revised: 01/08/2018